UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2019

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by TESARO, Inc., a Delaware corporation (the “Company”), on December 3, 2018, the Company entered into an Agreement and Plan of Merger, dated December 3, 2018 (the “Merger Agreement”), with GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“Parent”), and Parent’s indirect wholly-owned subsidiary, Adriatic Acquisition Corporation, a Delaware corporation (“Purchaser”).  Pursuant to the Merger Agreement, on December 14, 2018, Purchaser commenced a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of the Company (“Shares”), for $75.00 per Share (the “Offer Price”), net to the holder in cash, without interest, subject to any withholding taxes required by applicable law, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 14, 2018 (as amended or supplemented), and the related Letter of Transmittal.

The Offer, as extended, expired at 6:00 P.M., Eastern Time, on January 18, 2019 (the “Expiration Time”). The Computershare Trust Company, N.A., the depositary for the Offer, advised Parent and Purchaser that, as of the Expiration Time, 50,118,797 Shares were tendered pursuant to the Offer, which represented approximately 82.8% of the issued and outstanding Shares as calculated in accordance with the Merger Agreement. The number of Shares tendered satisfied the Minimum Tender Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied or waived, Purchaser, on January 22, 2019, accepted for payment all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and made payment for such Shares.

On January 22, 2019, as a result of its acceptance of, and payment for, the Shares tendered in the Offer, Purchaser acquired a sufficient number of Shares to complete the merger of Purchaser with and into the Company (the “Merger”) without a vote of the stockholders of the Company pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). Accordingly, following consummation of the Offer, Parent and Purchaser effected the Merger pursuant to Section 251(h) of the DGCL. In the Merger, each Share that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (1) Shares owned by Parent, Purchaser or the Company or any direct or indirect wholly-owned subsidiary of Parent, Purchaser or the Company, including all Shares held by the Company as treasury stock, or (2) Shares that are held by any stockholder who is entitled to demand and properly demands appraisal pursuant to, and who complies in all respects with the provisions of, Section 262 of the DGCL with respect to such Shares) was converted into the right to receive an amount in cash equal to the Offer Price, payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law, at the Effective Time.

Pursuant to the Merger Agreement, each option to acquire Shares, other than awards under the Company’s 2012 Employee Stock Purchase Plan (the “ESPP”) (each such option, a “Company Stock Option”), that was outstanding and unvested immediately prior to the Effective Time vested in full at the Effective Time. Each Company Stock Option that was outstanding immediately prior to the Effective Time that had an exercise price per Share that was less than the $75.00 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding taxes required by applicable law, was cancelled, and, in exchange therefor, the former holder of such cancelled Company Stock Option is entitled to receive (without interest) an amount in cash (less applicable withholding of taxes required by applicable law) equal to the product of (i) the total number of Shares subject to the unexercised portion of such Company Stock Option immediately prior to the Effective Time multiplied by (ii) the excess of the Merger Consideration over the applicable exercise price per Share under such Company Stock Option. Each Company Stock Option that was outstanding immediately prior to the Effective Time that had an exercise price per Share that was greater than or equal to the Merger Consideration was cancelled at the Effective Time, and the holder of such Company Stock Option is not entitled to receive any payment in exchange for the cancellation of the Company Stock Option.

Pursuant to the Merger Agreement, each equity award or right measured by the value of Shares (or pursuant to which Shares may be delivered) (including deferred units or similar rights or awards of non-employee directors), other than an award under the ESPP and a Company Stock Option (collectively, “Company Equity Awards”) that was outstanding and unvested immediately prior to the Effective Time vested in full at the Effective Time. Each Company Equity Award that was outstanding immediately prior to the Effective Time was cancelled, and the former holder of such cancelled Company Equity Award is entitled, in exchange therefor, to receive (without interest) an amount in cash (less applicable withholding of taxes required by applicable law) equal to the product of (i) the total number of Shares subject to (or deliverable under) such Company Equity Award immediately prior to the Effective Time (determined after giving effect to the accelerated vesting described in the previous sentence) multiplied by (ii) the Merger Consideration.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on January 22, 2019, Purchaser accepted for payment all Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time and on January 22, 2019, paid for such Shares. Shortly thereafter, the Merger was completed pursuant to Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger. At the Effective Time, the Company became a wholly-owned subsidiary of Parent. As a result, a change of control of the Company occurred.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On January 22, 2019, in connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on the NASDAQ was suspended prior to the opening of trading on January 22, 2019. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01                                           Change in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, upon the consummation of the Merger, the directors of Purchaser, William J. Mosher and Norman J. Vojir, became the directors of the Company at the Effective Time.  Individual appointments to the various committees of the Company’s Board of Directors (the “Board”) have not been determined as of the date hereof.  In connection therewith, each of David M. Mott, Lawrence M. Alleva, James O. Armitage, M.D., Earl M. (Duke) Collier, Jr., Mary Lynne Hedley, Ph.D., Lonnie O. Moulder, Jr., Garry A. Nicholson, Kavita Patel, M.D., Beth Seidenberg, M.D. and Pascale Witz tendered their respective resignations as directors from the Board and from all committees of the Board on which such directors served, effective as of the Effective Time.

Further, pursuant to the Merger Agreement, effective as of the Effective Time, the following officers of Purchaser immediately prior to the Effective Time became the officers of the Company.

Hal V. Barron	President
Kevin Sin	Vice President
Kristen B. Slaoui	Vice President

William J. Mosher	Vice President and Secretary
Norman J. Vojir	Vice President and Treasurer
Justin T. Huang	Assistant Secretary
Hatixhe Hoxha	Assistant Secretary

Each of Leon O. Moulder, Jr., Mary Lynne Hedley, Ph.D., Timothy R. Pearson, Grant C. Bogle, Joseph L. Farmer, Martin H. Huber, M.D. and Orlando Oliveira ceased to be executive officers of the Company effective as of the Effective Time.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively.

Section 9 — Financial Statements and Exhibits

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of December 3, 2018, among the Company, GlaxoSmithKline plc and Adriatic Acquisition Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K/A filed by the Company with the SEC on December 3, 2018).

3.1	Amended and Restated Certificate of Incorporation of TESARO, Inc.

3.2	Amended and Restated Bylaws of TESARO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ William J. Mosher
William J. Mosher
Vice President and Secretary

Dated: January 22, 2019